EXHIBIT 99.1

Media Contact:

Andrew Noble

Sr. Manager, Corporate Communications

408-731-5571

Investor Contact:

Doug Farrell

Vice President, Investor Relations

408-731-5285

Affymetrix Announces Change in Executive Management Team

SANTA CLARA, Calif., Dec. 14, 2006 – Affymetrix Inc. (Nasdaq: AFFX) announced today that Greg Schiffman, executive vice president and chief financial officer, has resigned to pursue the senior financial management role at another company.  The company has appointed James Gibson to principal accounting officer.

“We wish Greg all the best with his new endeavor and thank him for his years of service to Affymetrix,” said Stephen P.A. Fodor, Ph.D., chairman and CEO at Affymetrix. “Moving forward, Affymetrix remains committed to providing our customers with innovative products that can accelerate scientific research and improve patient care.”

Gibson joined Affymetrix in 2002 and was promoted to the position of vice president of accounting and corporate controller in January 2006.  Prior to joining Affymetrix, he was director of finance and controller of Netflix from October 1999 to February 2002.

Affymetrix will begin an immediate search for a new chief financial officer.

About Affymetrix:

Affymetrix scientists invented the world’s first high-density microarray in 1989 and began selling the first commercial microarray in 1994. Since then, Affymetrix GeneChip® technology has become the industry standard in molecular biology research. Affymetrix technology is used by the world’s top pharmaceutical, diagnostic and biotechnology companies as well as leading academic, government and not-for-profit research institutes. More than 1,400 systems have been installed around the world and more than 7,000 peer-reviewed papers have been published using the technology. Affymetrix’ patented photolithographic manufacturing process provides the most information capacity available today on an array, enabling researchers to use a whole-genome approach to analyzing the relationship between genetics and health. Affymetrix is headquartered in Santa Clara, Calif., with manufacturing facilities in Sacramento, Calif., and Bedford, Mass. The company maintains important sales and marketing operations in Europe and Asia, and has about 1,100 employees worldwide. For more information about Affymetrix, please visit the company’s website at www.affymetrix.com.

All statements in this press release that are not historical are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act as amended, including statements regarding Affymetrix’ “expectations,” “beliefs,” “hopes,” “intentions,” “strategies” or the like. Such statements are subject to risks and uncertainties that could cause actual results to differ materially for Affymetrix from those projected, including, but not limited to: risks and uncertainties associated with the management changes discussed in this press release; risks of the company’s ability to achieve and sustain higher levels of revenue, higher gross margins and reduced operating expenses; uncertainties relating to technological approaches, manufacturing and product development; personnel retention; uncertainties related to cost and pricing of Affymetrix products; dependence on collaborative partners; uncertainties relating to sole source suppliers; uncertainties relating to FDA and other regulatory approvals; competition; risks relating to intellectual property of others and the uncertainties of patent protection and litigation. These and other risk factors are discussed in Affymetrix’ Form 10-K/A for the year ended December 31, 2005, and other SEC reports, including its Quarterly Reports on Form 10-Q for subsequent quarterly periods. Affymetrix expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Affymetrix’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

NOTE: Affymetrix, the Affymetrix logo and GeneChip® are registered trademarks owned or used by Affymetrix Inc.

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